                                                               Exhibit 10.8.1

                                CUTCO INDUSTRIES, INC.
                                 6900 Jericho Turnpike
                                Syosset, New York 11791





                                        August 2, 1999



Mr. Marvin Marcus
45 Cardinal Drive
East Hills, New York 11576


Dear Mr. Marcus:

         Reference is hereby made to your employment agreement with CutCo Industries, Inc. (the "Company") dated as of October 15, 1998, as amended as of April 1, 1999 (the "Employment Agreement").

         This letter is being delivered to induce you to resign your employment as an officer and employee of the Company. In lieu of any severance or termination of employment payments or other compensation you may be entitled to receive under the Employment Agreement following termination of employment after a change of control of the Company, you agree to accept the sum of $100,000 in full satisfaction of any such, or any other, compensation and severance claims.

         The Company hereby reaffirm the validity of its undertakings set forth in the Indemnity Agreement dated as of October 15, 1998 between the Company and you, and agrees that any expenses (including reasonable fees and disbursements of counsel selected by you) incurred by you after the date hereof in connection with the informal inquiry commenced by the Southeast Regional Office of the Securities and Exchange Commission regarding CutCo Acquisition Corporation shall be promptly reimbursed by the Company.

         As of the date hereof, you shall deliver to the Company all credit cards of the Company and consent that the Company cancel, in accordance with applicable law, all benefits and corporate perquisites, other than the use of a Company leased vehicle.



                                    Very truly yours,


                                    CUTCO INDUSTRIES, INC.


                                    By:  /s/ Ron Oren
                                       ------------------------
                                             Ron Oren
                                             President




AGREED TO:



----------------------------------
Marvin Marcus